November 24, 2021

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Ladies and Gentlemen:

We have read the statements made by Vintage Wine Estates, Inc. under Item 4.01 of its Form 8-K dated November 24, 2021. We agree with the statements concerning our Firm in such Form 8-K.

Respectfully,

/s/ Moss Adams LLP